EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies  and  Gentlemen:

We have read Item 4.01 included in the Form 8-K dated April 11, 2005 of Air Methods Corporation 401(k) Plan filed with the Securities and Exchange
Commission and have found no basis for disagreement with the statements contained therein.


/S/  Ehrhardt Keefe Steiner & Hottman PC
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Ehrhardt Keefe Steiner & Hottman PC


Denver, Colorado
April 11, 2005